EXHIBIT 99.1
July 26, 2016
DTE Energy reports second quarter 2016 results, raises guidance

DETROIT - DTE Energy (NYSE:DTE) today reported second quarter 2016 earnings of $152 million, or $0.84 per diluted share, compared with $109 million, or $0.61 per diluted share in 2015. Higher reported earnings in the second quarter were partially driven by weather at the utilities.

Operating earnings for the second quarter 2016 were $177 million, or $0.98 per diluted share, compared with 2015 operating earnings of $137 million, or $0.76 per diluted share. Operating earnings exclude non-recurring items, certain mark-to-market adjustments and discontinued operations. Reconciliations of reported earnings to operating earnings are included at the end of this news release.

“The company’s second quarter performance builds on the success of the first quarter, resulting in a strong first half of 2016,” said Gerry Anderson, DTE chairman and CEO. Anderson also noted the following recent company accomplishments:

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Earlier this month, DTE Energy ranked second in overall customer satisfaction with electric utility residential customers in the Midwest among large utilities in J.D. Power’s 2016 study. The recent results mark a sixth consecutive year that DTE Energy has ranked in the top quartile for Midwest large utilities. DTE has improved its customer satisfaction score every year since 2012.

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Through the first half of the year, DTE spent nearly $600 million with Michigan-based companies as part of the Pure Michigan Business Connect initiative, well above the $500 million year to date target. This is an increase of 20% and puts the company on track for a record $1.2 billion spend this year. The spend helps drive the state and local economy and create jobs without compromising on cost and quality.

•
In one of the most recognized global measures of corporate environmental performance, DTE placed third in Newsweek’s ranking of the top green energy companies and 32nd across all industries. DTE moved up nearly 50 positions from its 2015 ranking. Newsweek performs its annual assessments in partnership with Corporate Knights Capital and HIP Investor Inc.

•
The Edison Electric Institute (EEI) has honored DTE Energy with its prestigious 2016 EEI Supplier Diversity Excellence Award -- one of the highest supplier diversity honors in the energy business. In announcing the award, EEI noted DTE's efforts to promote diverse businesses, and its progressive program to attract, develop and retain diverse suppliers.

•
DTE Energy achieved the strongest OSHA safety performance in the company’s history during the first half of the 2016. In addition, DTE Energy received the 2015 American Gas Association's (AGA) Safety Achievement Award for excellence in employee safety. The award recognizes companies that have the lowest number of injuries and illnesses as measured by the Federal Occupational Safety and Health Administration (OSHA).

Anderson also noted “These accomplishments span the breadth and depth of our business, showcasing the multifaceted strategy we’re executing to reach new levels of excellence across all areas of our business, getting us one step closer to achieving our aspiration of being the best operated energy company in North America.”

DTE raises operating EPS guidance for 2016
DTE Energy raised its 2016 operating earnings per share guidance to $4.91 to $5.19 from $4.80 to $5.05.

“We feel confident in raising our 2016 earnings guidance from a midpoint of $4.93 to $5.05 per share based on our strong ongoing performance. This confidence is further evidenced by our Board of Directors’ action in June to increase the annualized dividend 5.5 percent to $3.08 per share. The dividend continues the company’s more than 100 year history of issuing a dividend” said Peter Oleksiak, DTE Energy senior vice president and chief financial officer.

This earnings announcement, as well as a package of slides and supplemental information, is available at www.dteenergy.com/investors.

DTE Energy plans to conduct a conference call with the investment community hosted by Anderson at 9 a.m. ET today, to discuss second quarter 2016 earnings results. Investors, the news media and the public may listen to a live internet broadcast of the call at www.dteenergy.com/investors. The telephone dial-in numbers are U.S. and Canada toll free: (866) 249-5224 or international toll: (480) 293-0664. The passcode is 4762762. The webcast will be archived on the DTE Energy website at www.dteenergy.com/investors. An audio replay of the call will be available from noon today to noon on August 9, 2016. To access the replay, dial US and Canada toll free (866) 375-1919 or International toll (719) 325-3611 and enter passcode 4762762.

About DTE Energy
DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include an electric utility serving 2.2 million customers in Southeastern Michigan and a natural gas utility serving 1.2 million customers in Michigan. The DTE Energy portfolio includes non-utility energy businesses focused on power and industrial projects, natural gas pipelines, gathering and storage, and energy marketing and trading. As one of Michigan's leading corporate citizens, DTE Energy is a force for growth and prosperity in the 450 Michigan communities it serves in a variety of ways, including philanthropy, volunteerism and economic progress. Information about DTE Energy is available at dteenergy.com, twitter.com/dte_energy and facebook.com/dteenergy.

Use of Operating Earnings Information - DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.

In this release, DTE Energy discusses 2016 operating earnings guidance. It is likely that certain items that impact the company's 2016 reported results will be excluded from operating results. Reconciliations to the comparable 2016 reported earnings guidance are not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.

The information contained herein is as of the date of this release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected,” “aspiration” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.

Many factors impact forward-looking statements including, but not limited to, the following: impact of regulation by the EPA, FERC, MPSC, NRC, and CFTC, as well as other applicable governmental proceedings and regulations, including any associated impact on rate structures; the amount and timing of cost recovery allowed as a result of regulatory proceedings, related appeals, or new legislation, including legislative amendments and retail access programs; economic conditions and population changes in our geographic area resulting in changes in demand, customer conservation, and thefts of electricity and, for DTE Energy, natural gas; environmental issues, laws, regulations, and the increasing costs of remediation and compliance, including actual and potential new federal and state requirements; health, safety, financial, environmental, and regulatory risks associated with ownership and operation of nuclear facilities; changes in the cost and availability of coal and other raw materials, purchased power, and natural gas; volatility in the short-term natural gas storage markets impacting third-party storage revenues related to DTE Energy; impact of volatility of prices in the oil and gas markets on DTE Energy's gas storage and pipelines operations; impact of volatility in prices in the international steel markets on DTE Energy's power and industrial projects operations; volatility in commodity markets, deviations in weather, and related risks impacting the results of DTE Energy's energy trading operations; changes in the financial condition of DTE Energy's significant customers and strategic partners; the potential for losses on investments, including nuclear decommissioning and benefit plan assets and the related increases in future expense and contributions; access to capital markets and the results of other financing efforts which can be affected by credit agency ratings; instability in capital markets which could impact availability of short and long-term financing; the timing and extent of changes in interest rates; the level of borrowings; the potential for increased costs or delays in completion of significant capital projects; changes in, and application of, federal, state, and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings, and audits; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; unplanned outages; the cost of protecting assets against, or damage due to, terrorism or cyber attacks; employee relations and the impact of collective bargaining agreements; the risk of a major safety incident at an electric distribution or generation facility and, for DTE Energy, a gas storage, transmission, or distribution facility; the availability, cost, coverage, and terms of insurance and stability of insurance providers; cost reduction efforts and the maximization of plant and distribution system performance; the effects of competition; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy, and other business issues; contract disputes, binding arbitration, litigation, and related appeals; and the risks discussed in our public filings with the Securities and Exchange Commission. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. This presentation should also be read in conjunction with the Forward-Looking Statements section of the joint DTE Energy and DTE Electric 2015 Form 10-K and 2016 Forms 10-Q (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and DTE Electric.

For further information, members of the media may call:
Stephanie Beres, DTE Energy, 313.235.5555

Analysts, for further information call:
Barbara Tuckfield, DTE Energy, 313. 235.1018
Joyce Leslie, DTE Energy, 313.235.3209

DTE Energy Company
Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(In millions, except per share amounts)
Operating Revenues
Utility operations	$1,435	$1,357	$3,099	$3,198
Non-utility operations	827	911	1,729	2,054
	2,262	2,268	4,828	5,252

Operating Expenses
Fuel, purchased power, and gas — utility	414	434	979	1,127
Fuel, purchased power, and gas — non-utility	717	769	1,493	1,774
Operation and maintenance	542	532	1,058	1,058
Depreciation and amortization	243	220	472	429
Taxes other than income	91	91	190	191
Asset (gains) losses and impairments, net	(1)	18	(1)	8
	2,006	2,064	4,191	4,587
Operating Income	256	204	637	665

Other (Income) and Deductions
Interest expense	114	115	227	225
Interest income	(3)	(2)	(14)	(6)
Other income	(57)	(49)	(109)	(100)
Other expenses	7	9	15	19
	61	73	119	138
Income Before Income Taxes	195	131	518	527

Income Tax Expense	50	26	133	148

Net Income	145	105	385	379

Less: Net Income (Loss) Attributable to Noncontrolling Interests	(7)	(4)	(14)	(3)

Net Income Attributable to DTE Energy Company	$152	$109	$399	$382

Basic Earnings per Common Share
Net Income Attributable to DTE Energy Company	$0.84	$0.61	$2.22	$2.13

Diluted Earnings per Common Share
Net Income Attributable to DTE Energy Company	$0.84	$0.61	$2.22	$2.13

Weighted Average Common Shares Outstanding
Basic	179	179	179	179
Diluted	180	179	180	179
Dividends Declared per Common Share	$0.73	$0.69	$1.46	$1.38

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended June 30,
	2016				2015
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings
	(In millions)
DTE Electric	$135	$—		$135	$99	$12	C	$111

DTE Gas	13	—		13	(7)	—		(7)

Non-utility operations
Gas Storage and Pipelines	35	—		35	25	—		25

Power and Industrial Projects	15	2	A	17	8	10	D	18

Energy Trading	(23)	23	B	—	(3)	6	B	3

Total Non-utility operations	27	25		52	30	16		46

Corporate and Other	(23)	—		(23)	(13)	—		(13)

Net Income Attributable to DTE Energy Company	$152	$25		$177	$109	$28		$137

Adjustments key
A) Plant closure
B) Certain mark-to-market adjustments
C) 2011/2012 PSCR disallowance
D) Contract termination

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended June 30,
	2016				2015
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$0.75	$—		$0.75	$0.55	$0.07	C	$0.62

DTE Gas	0.07	—		0.07	(0.04)	—		(0.04)

Non-utility operations
Gas Storage and Pipelines	0.20	—		0.20	0.14	—		0.14

Power and Industrial Projects	0.08	0.01	A	0.09	0.05	0.05	D	0.10

Energy Trading	(0.13)	0.13	B	—	(0.02)	0.03	B	0.01

Total Non-utility operations	0.15	0.14		0.29	0.17	0.08		0.25

Corporate and Other	(0.13)	—		(0.13)	(0.07)	—		(0.07)

Net Income Attributable to DTE Energy Company	$0.84	$0.14		$0.98	$0.61	$0.15		$0.76

Adjustments key
A) Plant closure
B) Certain mark-to-market adjustments
C) 2011/2012 PSCR disallowance
D) Contract termination

DTE Energy Company
Segment Net Income (Unaudited)

	Six Months Ended June 30,
	2016				2015
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings
	(In millions)
DTE Electric	$262	$—		$262	$235	$12	C	$247

DTE Gas	100	—		100	104	—		104

Non-utility operations
Gas Storage and Pipelines	65	—		65	52	—		52

Power and Industrial Projects	32	6	A	38	41	10	D	51

Energy Trading	(30)	46	B	16	(12)	37	B	15
						(10)	E
Total Non-utility operations	67	52		119	81	37		118

Corporate and Other	(30)	—		(30)	(38)	—		(38)

Net Income Attributable to DTE Energy Company	$399	$52		$451	$382	$49		$431

Adjustments key
A) Plant closure
B) Certain mark-to-market adjustments
C) 2011/2012 PSCR disallowance
D) Contract termination
E) Natural gas pipeline refund

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Six Months Ended June 30,
	2016				2015
	Reported Earnings	Adjustments		Operating Earnings	Reported Earnings	Adjustments		Operating Earnings

DTE Electric	$1.46	$—		$1.46	$1.31	$0.07	C	$1.38

DTE Gas	0.56	—		0.56	0.58	—		0.58

Non-utility operations
Gas Storage and Pipelines	0.36	—		0.36	0.29	—		0.29

Power and Industrial Projects	0.18	0.03	A	0.21	0.23	0.05	D	0.28

Energy Trading	(0.17)	0.26	B	0.09	(0.07)	0.22	B	0.09
		—				(0.06)	E
Total Non-utility operations	0.37	0.29		0.66	0.45	0.21		0.66

Corporate and Other	(0.17)	—		(0.17)	(0.21)	—		(0.21)

Net Income Attributable to DTE Energy Company	$2.22	$0.29		$2.51	$2.13	$0.28		$2.41

Adjustments key
A) Plant closure
B) Certain mark-to-market adjustments
C) 2011/2012 PSCR disallowance
D) Contract termination
E) Natural gas pipeline refund